UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2020

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive offices)
75201
(Zip Code)
Registrant's telephone number, including area code: (214) 932-6600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	Nasdaq Stock Market
6.50% Non-Cumulative Perpetual Preferred Stock Series A, par value $0.01 per share	TCBIP	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2020, Texas Capital Bancshares, Inc. (the "Company") announced that, effective on or about January 24, 2021 (the “Effective Date”), the Board of Directors of the Company (the “Board”) has appointed Robert C. Holmes as President and Chief Executive Officer of the Company and as a member of the Board. Effective as of the Effective Date, Larry L. Helm will cease serving as the Chief Executive Officer and President of the Company and will continue as Executive Chair of the Board for up to 90 days to facilitate a smooth transition of responsibilities. Mr. Helm will then return to his previous role as Non-Executive Chair of the Board. The Board of Directors (the “Bank Board”) of Texas Capital Bank, N.A. (the “Bank”), a wholly-owned subsidiary of the Company, has approved corresponding changes to the leadership of the Bank and the Bank Board.

Biographical Information

Mr. Holmes, age 55, worked for JPMorgan Chase & Co. and its predecessor firms since 1989, most recently serving as Global Head of Corporate Client Banking and Specialized Industries since 2011. During that time, he had end-to-end responsibility for the business, providing global treasury management services, credit and investment banking solutions to clients in North America, as well as select countries in Europe and Asia, to achieve their long-term corporate finance objectives. Prior to serving as head of JPMorgan’s Corporate Client Banking and Specialized Industries, Mr. Holmes was the co-head of JPMorgan’s North American Retail Industries Investment Banking practice and the head of Investment Banking for the southern region of the U.S. Mr. Holmes also shared oversight of the Commercial Banking Credit Markets business, which provides Asset Based Lending and other credit solutions, and of Business Transformation efforts for large, multinational corporations. Mr. Holmes was a member of JPMorgan’s Commercial Banking Operating Committee and served on the Board of Managers of J.P. Morgan Securities LLC.

Letter Agreement with Mr. Holmes

On October 25, 2020, the Company entered into a letter agreement with Mr. Holmes (the “Letter Agreement”), establishing his compensation and benefits as President and Chief Executive Officer of the Company and the Bank. The Letter Agreement has an initial three-year term with successive one-year renewals thereafter, unless either Mr. Holmes or the Company provides notice of nonrenewal. For each year of the term of the Letter Agreement, Mr. Holmes’s compensation will include annual base salary of $1,000,000, an annual target cash incentive opportunity of not less than 200% of base salary, and an annual target long-term incentive award opportunity equal to 350% of base salary (in the form of 50% time-based restricted stock units and 50% performance-based stock units), which long-term awards will be subject to continued vesting in the event of a qualifying termination due to “retirement” (resignation on or after age 57 with at least two years of service), termination without “cause” or for “good reason” and accelerated vesting in the event of such a qualifying termination or due to death or disability following a “change in control” of the Company. Mr. Holmes’s 2021 long-term incentive award will be granted in February 2021 and will have a target value of 350% of base salary and will be subject to the terms and conditions as set forth above, except that retirement means resignation on or after age 57 with at least two years of service. In addition, within thirty (30) days following the Effective Date, Mr. Holmes will receive a one-time lump-sum cash payment in the amount of $2,500,000, which will be subject to repayment in the event his employment is terminated by the Company for cause or due to his resignation other than for good reason prior to the first anniversary of the Effective Date. Further, Mr. Holmes will receive a one-time grant of restricted stock units in respect of 233,755 shares of Company Common Stock, which will be subject to time-based vesting and will cliff vest on the third (3rd) anniversary of the grant date and will otherwise be subject to the terms and conditions as set forth above for the 2021 long-term incentive award.

In the event Mr. Holmes’s employment is terminated during the term of the Letter Agreement by the Company without Cause (including if the Company elects not to renew the term) or Mr. Holmes for good reason, Mr. Holmes will be entitled to receive severance in the amount of two (2) times the sum of his base salary and target annual bonus opportunity and two (2) years of benefit continuation, subject to his execution of a release of claims. If such a qualifying termination occurs within 24 months following a change in control of the Company, his severance entitlement is three (3) times the sum of his base salary and target annual bonus opportunity. Mr. Holmes is also subject to noncompetition and nonsolicitation covenants for the two-year period following termination of his employment for any reason.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.
On October 27, 2020, the Company issued a press release announcing the appointment of Robert C. Holmes as Chief Executive Officer and President of the Company, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated as of October 25, 2020, between Texas Capital Bancshares, Inc. and Robert C. Holmes

99.1	Press Release announcing appointment of Chief Executive Officer and President, dated October 27, 2020, issued by Texas Capital Bancshares, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 27, 2020	TEXAS CAPITAL BANCSHARES, INC.
		By:	/s/ Julie Anderson
Julie Anderson Chief Financial Officer